EXHIBIT 10.2

THIRD AMENDMENT AGREEMENT TO THE REGISTRATION RIGHTS AGREEMENT AND FACILITY AGREEMENT

This Third Amendment to the Registration Rights Agreement and Facility Agreement is entered into this 14th day of February, 2013, by and among Tengion, Inc. a Delaware corporation (the “Company”) and each party identified on the signature pages hereto (each an “Investor” and collectively the “Investors”). Terms not defined herein shall have the applicable meanings provided for such terms in the Purchase Agreement, the Facility Agreement, the Registration Rights Agreement, and the Warrants.

RECITALS

A.           The Company and the Investors entered into that certain Securities Purchase Agreement, dated as of October 2, 2012 (the “Purchase Agreement”), pursuant to which the Company issued and each of the Investors purchased Senior Secured Convertible Notes (the “Notes”) and warrants (the “Warrants”) to purchase shares of Company common stock, par value, $0.001 per share (“Common Stock”).

B.           The Company and the Investors entered into that certain Facility Agreement, dated as of October 2, 2012 (as amended by the Consent and Amendment and Second Consent and Amendment entered into by the Company and the Investors dated December 31, 2012 and January 30, 2013, respectively, the “Facility Agreement”), which agreement governs the terms and conditions under which the Notes were issued by the Company, including (i) certain events of default and monetary penalties upon the occurrence of certain events, including a Registration Failure (as defined in the Notes), (ii) a limitation on payment of interest on the Notes in Freely Tradeable Common Stock if such issuance were to result in an Investor holding more than 9.985% of the total number outstanding shares of the Company (the “9.985% Limitation”), (iii) a consent right of the Investors in order for the Company to incur additional Indebtedness and permit Liens and (iv) the consequence of the occurrence of a Major Transaction.

C.           The Company and the Investors entered into that certain Registration Rights Agreement, dated as of October 2, 2012 (as amended by the Consent and Amendment and Second Consent and Amendment entered into by the Company and the Investors December 31, 2012 and January 30, 2013, respectively, the “Registration Rights Agreement” and together with the Purchase Agreement, Notes, Warrants and Facility Agreement, the “Applicable Transaction Documents”), which imposes certain obligations on the Company to register the shares of Common Stock underlying the Notes and Warrants with the Securities and Exchange Commission (the “SEC”) for resale by the Investors on or before February 15, 2013, and provides for certain monetary penalties in the event of a Registration Failure (as defined in the Registration Rights Agreement).

D.           On November 5, 2012, the Company filed a registration statement on Form S-1, as amended (the “Registration Statement”), seeking to register the shares of Common Stock underlying the Notes and Warrants to comply with its obligations under the Registration Rights Agreement, and the SEC has requested that the Company either withdraw the Registration Statement or reduce the amount of shares being registered to an amount equal to one third of the Company’s public float (the “1/3 Cap”).

E.           The Company intends to pursue an additional round of financing during 2013.

F.           The Company and Investors are willing to amend the Applicable Transaction Documents to, among other things, (i) provide for certain amendments relating to the registration of the shares of common stock underlying the Notes and Warrants of the Company compliant with the 1/3 Cap imposed by the SEC, (ii) include a notice requirement for shareholders selling shares under a registration statement filed by the Company, (iii) permit the Company to satisfy its interest obligations under the Notes through the issuance of shares of restricted Common Stock or certain warrants to purchase shares of Common Stock , (iv) extend the interest payment date of April 1, 2013 with respect to the Notes under the Applicable Transaction Documents to April 2, 2013, (v) extend the Registration Deadline under the Registration Rights Agreement to a day that is one hundred and eighty (180) calendar days following the date on which the Notes and Warrants were issued and (vi) to permit the Company to complete an additional round of financing without further action required by Investors.

G.           Terms not defined herein shall have the applicable meanings provided for such terms in the Applicable Transaction Documents.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. Extension of Interest Payment
a. Notwithstanding any provision to the contrary in the Applicable Transaction Documents, the Company’s obligation to make the interest payment under the Notes and the Facility Agreement, as amended, due on April 1, 2013, (the “April 1 Interest Payment”), shall be extended to April 2, 2013.  For purposes of clarity, interest at the Interest Rate (as defined in the Facility Agreement) shall accrue on the amount of the April 1 Interest Payment until paid.  Furthermore, for purposes of calculating the number of shares of Common Stock to be issued in lieu of any cash interest payment as provided in Section 2.9(c) of the Facility Agreement, all references to Interest Payment Date shall mean, solely with respect to this April 1 Interest Payment, April 2, 2013.  Notwithstanding the change in the April 1 Interest Payment date, the Company shall, solely with respect to this April 1 Interest Payment, have no further obligation to deliver any notice of interest payment or make any public disclosure of the same on a Current Report on Form 8-K as provided in Section 2.9 of the Facility Agreement.

2. Amendments to the Registration Rights Agreement
a. The Company and the Investors hereby amend Section 1(a)(i) of the Registration Rights Agreement to read in its entirety as follows:

“(i) “Additional Filing Deadline” means, with respect to any Registration Statement(s) that may be required pursuant to Section 2(a)(ii), (a) the thirtieth (30th) day following the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, provided that such Additional Filing Deadline shall not be prior to the date that any previously filed Registration Statement is declared effective by the SEC, or (b) if such additional Registration Statement is required for a reason other than as described in (a) above, the twentieth (20th) day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required.

b. The Company and the Investors hereby amend Section 1(a)(ii) of the Registration Rights Agreement to read in its entirety as follows:

“(ii) “Additional Registration Deadline” means, with respect to any additional Registration Statement(s) that may be required to be filed pursuant to Section 2(a)(ii), the forty-fifth (45th) day following (a) the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, or (b) if such additional Registration Statement is required for a reason other than as described in (a) above, the fortieth (40th) day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required.”

c. The Company and the Investors hereby amend Section 1(a)(viii) of the Registration Rights Agreement to read in its entirety as follows:

“(viii) “Registration Deadline” shall mean, other than for purposes of the Registration Statements required under Section 2(a)(ii), a date that is one hundred and eighty (180) calendar days following the date the applicable Warrant or Note is issued and, in the case of Section 2(a)(ii) shall mean the Additional Registration Deadline.”

d. The Company and the Investors hereby amend Section 2(a) of the Registration Rights Agreement to add the following subsection 2(a)(iii):

“(iii) If for any reason the SEC does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a)(i) or 2(a)(ii) above (the “Limited Registration Statement”), the Company will first include in such Limited Registration Statement the maximum amount of shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) that are permitted to be so included, with each Buyer having the right to sell an amount of Warrant Shares under such Limited Registration Statement on a pro rata basis amongst the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of the outstanding Warrants. After all Warrant Shares are registered, the Company will register the remaining Registrable Securities pursuant to its obligations under this Agreement. Without limiting the Company’s obligation to file additional Registration Statements pursuant to Section 2(a)(ii), all Warrant Shares that may be sold under Rule 144(d)(1) shall, when sold, be deemed to be sold pursuant to Rule 144(d)(1) rather than under any Registration Statement. All Warrant Shares not eligible for resale under 144(d)(1) (including any shares sold following a cash exercise of Warrants) shall be deemed sold under the Limited Registration Statement.  In order to enable compliance by the Company with its obligations hereunder, any Investor selling all or a portion of such Inventor’s pro rata portion of the Warrant Shares allocated to such Investor under a Limited Registration Statement, as determined in accordance with the immediately preceding sentence, shall promptly (and, in any event, within two business days of any such sale) notify the Company of such sale of Warrant Shares; provided that failure to so notify the Company within two business days from such sale shall have no effect on the obligations of the Company under this Agreement except that for every day beyond the fifth day after a sale by the Lender that would trigger the requirement of the Company to file an additional Registration Statement under Section 2(a)(ii), an additional day will be added to clause (a) of the definition of the Additional Filing Deadline.

3. Amendments to the Facility Agreement
a. The Company and the Lenders hereby amend the definition of “Permitted Indebtedness”, “Permitted Liens” and “Registration Rights”  each to read in their entirety as follows:

““Permitted Indebtedness” means (i) the Additional Securities which may be issued pursuant to Section 4.8 of the Securities Purchase Agreement, (ii) any indebtedness incurred by the Company in connection with the 2013 Financing, which indebtedness, if any, will be ranked pari passu to the Notes, and (iii) Indebtedness existing as of the date hereof and set forth on Exhibit B attached hereto.”

““Permitted Liens” means:  (i) Liens existing on the date hereof and set forth on Exhibit C attached hereto; (ii) Liens in favor of the Lenders; (iii) statutory Liens created by operation of applicable law; (iv) Liens arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith by appropriate proceedings; (v)  Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; (vi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (vii) Liens in favor of financial institutions arising in connection with the Borrower’s accounts maintained in the ordinary course of the Borrower’s business held at such institutions to secure standard fees for services charged by, but not Transaction made available by, such institutions,  (viii) purchase money liens;  (ix) lessor liens and (x) Liens in favor of investors or lenders in connection the 2013 Financing.”

““Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Borrower and the Lenders, as amended from time to time.”

b. The Company and the Lenders hereby add the following defined term to the Facility Agreement:

“2013 Financing” means the proposed offering of Company securities that the Company intends to complete in 2013, consisting of shares of Common Stock, convertible debt or warrants with a price per share of Common Stock and an exercise and/ or conversion price under such convertible debt and warrants of not less than the conversion price in effect under the terms of the Notes immediately following such transaction and will result in gross proceeds of not more than $30 million (excluding any proceeds that may be received upon conversion of any notes or the exercise of any warrants issued in the 2013 Financing).”

c. The Company and the Lenders hereby amend Section 2.9(a) of the Facility Agreement to read  in its entirety as follows:

“(a)           Share Issuance Right. In lieu of making any payment of accrued and unpaid interest in respect of the Notes in cash and subject to the provisions of this Section 2.9, the Borrower may elect to satisfy all or any such payment by the issuance to the Lenders (i) of shares of Freely Tradeable Common Stock (a “Common Share Issuance”) or (ii) if such issuance of Freely Tradeable Common Stock would result in a Lender exceeding the 9.985% Cap described in Section 2.9(e) hereof, warrants to purchase shares of Common Stock (the “Interest Warrants”) in the form attached hereto as Exhibit D (a “Warrant Share Issuance” and together with the Common Share Issuance the “Interest Share Issuances”).  Subject to the provisions of this Section 2.9, the Borrower’s exercise of its share issuance rights under this Section 2.9 shall be deemed to satisfy its obligation to pay any accrued and unpaid interest in respect of which such share issuance right is being exercised as of the Interest Payment Date (as defined below).”

d. The Company and the Lenders hereby amend Section 2.9(b) of the Facility Agreement to read in its entirety as follows:

“Exercise of Share Issuance Rights.  Subject to the provisions of this Section 2.9, upon written notice given at least 21 Trading Days prior to the applicable date on which interest would otherwise be due under Section 2.7 hereunder, except with respect to the interest due from the Borrower to the Lenders on February 15, 2013 with respect to which no such notice shall be required (the “Interest Payment Date”), the Borrower may deliver to the Lenders notice by electronic mail and facsimile (a “Share Issuance Notice”) of its intention to make Interest Share Issuances pursuant to the provisions of this Section 2.9 in payment of interest under the Notes; provided, however, that the Borrower may not deliver a Share Issuance Notice (i) at any time following the occurrence of an Event of Default (as defined in Section 5.4), or (ii) unless the Company has, at the time of such issuance, complied with the “current public information” requirement of Rule 144(c) under the Securities Act.  Subject to such provisions, a Share Issuance Notice shall be irrevocable and shall specify the aggregate amount of interest under the Notes that the Borrower intends to satisfy by issuing shares of Common Stock to the Lenders on the applicable Interest Payment Date (the “Share Issuance Amount”).

For purposes herein, “Freely Tradeable Common Stock” means, with respect to any shares of Common Stock issued pursuant to this Section 2.9 either (a) such shares are registered for issuance or resale under the Securities Act under an effective registration statement filed with the SEC or (b) such shares are eligible for resale by the Lenders that are not affiliates (as defined in Rule 144(a)(1) of the Securities Act) of the Borrower without the need for registration under any applicable federal or state securities laws (i) on or after March 7, 2013 for the portion of Common Share Issuances attributable to interest on the portion of the Notes held by a Lender received by such Lender in exchange for Promissory Notes, dated September 7, 2012 (the “Bridge Notes”) and (ii) on or after April 2, 2013 for the portion of Common Share Issuances attributable to interest on the remainder of the Notes; provided that, in the case of (b), the issuance of Freely Tradeable Common Stock is predicated on reliance by the Borrower on the continuing representation by such Lender under this subsection, unless such Lender provides otherwise in writing to the Borrower at least two business days prior to March 7, 2013 or each Interest Payment Date on or after April 2, 2013 (each Interest Payment Date on and after April 2, 2013 a “Rule 144 Interest Payment Date” and together the “Rule 144 Interest Payment Dates”), that on and after March 7, 2013 for the Bridge Notes and on and after each Rule 144 Interest Payment Date for the remainder of the Notes (i) such Lender will have acquired the Notes and the Bridge Notes, as the case may be, from the Company more than six months prior to March 7, 2013 in the case of the Bridge Notes and more than six months prior to each Interest Payment Date in the case of the remainder of the Notes and (ii) such Lender will not be, and will not have been during the three months preceding March 7, 2013 or such Rule 144 Interest Payment Date, an officer, director, or 10% or greater shareholder of the Company or in any other way an “affiliate” of the Company (as that term is defined in Rule 144(a)(1)). For the avoidance of doubt, shares that meet the requirements of clause (b) shall be considered Freely Tradeable Common Stock even with respect to such shares that may be issued to affiliates of the Borrower in accordance with Section 2.9 of this Agreement.”

e. The Company and the Lenders hereby amend the subsection title of Section 2.9(c) and Section 2.9(c) of the Facility Agreement to read  in its entirety as follows:

“(c)           Common Share Issuance or Warrant Share Issuance on Interest Payment Date.  If the Company has elected to make a Common Share Issuance or Warrant Share Issuance on the applicable Interest Payment Date, the Borrower shall issue to the Lenders a number of shares of Common Stock or Interest Warrant exercisable for a number of shares of Common Stock equal to the quotient of (1) the Share Issuance Amount and (2) the Interest Payment Price in effect on the applicable Interest Payment Date (the “Interest Payment Securities”).

(i) Delivery of Freely Tradeable Common Stock for Common Share Issuance.

 Subject to Section 2.9(c)(iii) hereof, by no later than 10:00 a.m., New York City time, on the Interest Payment Date, the Borrower shall (A) in the event shares without restrictive legends are being issued to the Lenders provided that the Borrower’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that a Lender is eligible to receive shares through DTC, credit the shares underlying the Common Share Issuance, to which the Lender shall be entitled to the Lender’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in advance by a Lender, in book-entry form or in a stock certificate, with book-entries or stock certificates representing shares underlying the Common Share Issuance satisfying the interest payment due on February 15, 2013 to be accompanied by the applicable restrictive legends, registered in the name of the Lender or its designee, for the Interest Payment Shares to which the Lender shall be entitled.  For purposes herein, “Trading Day” means any day on which the Common Stock is traded for at least two hours on the Current Market.  For purposes herein, “Interest Payment Price” shall mean the lesser of (i) the Volume Weighted Average Price for the Company’s Common Stock for the twenty (20) Trading Day period prior to the Interest Payment Date (the “VWAP Period”) or (ii) the closing bid price for the Company’s Common Stock as of the last Trading Day of the VWAP Period on the principal securities exchange, trading market or quotation system (including the OTC Market (as defined below)) on which the Company’s Common Stock is listed, traded or quoted.  For purposes herein, “Volume Weighted Average Price” means the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service (“Bloomberg”) mutually acceptable to and hereafter designated by holders of 40% in interest of the Notes, including Celgene Corporation, if it is a holder at that time, RA Capital Healthcare Fund L.P., if it is a holder at that time and at least one of Deerfield Special Situations Fund, L.P. or Deerfield Special Situations International Master Fund, L.P., if either of such entities is a holder at that time (the “Required Lenders”) and the Borrower or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the “over the counter” Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. (collectively, the “OTC Market”).  If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Borrower and the Required Lenders.

(ii) Delivery of Warrants for Warrant Share Issuance. By no later than 10:00 a.m., New York City time, on the Interest Payment Date, the Borrower shall have delivered to each Lender the originally executed Interest Warrant(s) the Lender is entitled to.

(iii) February 15, 2013 Delivery of Separate Certificate for the Bridge Notes. In the case of Common Share Issuances with respect to interest due on the Notes on February 15, 2013, the Borrower agrees (i) to deliver a separate stock certificate (the “Bridge Note Certificate”) or separately reflect in book-entry form (“Book Entry Shares”), each with the applicable restrictive legends, the portion of such Common Stock Issuance attributable to interest on the Bridge Notes and (ii) at any time after March 7, 2013 upon either the surrender of a Bridge Note Certificate duly endorsed by a Lender or a written notice to the Company requesting issuance of Freely Tradeable Common Stock with respect to the Book Entry Shares, the Borrower shall, in reliance predicated on the continuing representations made by such Lender under Section 2.9(b) hereof, unless notified by such Lender in writing that such representations are not true at the time of delivering such Bridge Note Certificate or providing such written notice to the Company, as the case may be, promptly deliver Freely Tradeable Common Stock to such Lender pursuant to the first sentence of Section 2.9(c)(i).”

f. The Company and the Lenders hereby amend Section 2.9(f) of the Facility Agreement to read  in its entirety as follows:

“(f)           Allocation of Shares Underlying Common Share Issuances and Warrants Share Issuances.  All shares of Common Stock and Interest Warrants issuable to the Lenders under Common Share Issuances or Warrant Share Issuances pursuant to this Section 2.9 shall be allocated pro rata among the Notes based on the outstanding principal amount of the Notes, in each case unless the Lenders notify the Borrower in writing of any different allocation ratio.

g. The Company and the Lenders hereby amend Section 2.9(f) of the Facility Agreement to read  in its entirety as follows:

“(g)           Issuance of Shares Underlying Interest Share Issuances .  It shall be a condition precedent to the delivery of shares of Common Stock or Interest Warrants pursuant to this Section 2.9 that such shares of Common Stock or shares of Common Stock issuable upon exercise of any Interest Warrants shall be duly authorized by all necessary corporate action, when issued in accordance with the terms hereof shall be validly issued and outstanding and fully paid and nonassessable, and, when such shares of Common Stock have been issued to the Lenders, the Lenders shall be entitled to all rights accorded to a holder and beneficial owner of Common Stock.”

h. The Company and the Lenders hereby amend Section 2.9(h) of the Facility Agreement to read  in its entirety as follows:

“(h)           Failure to Deliver Shares or Warrants underlying Interest Share Issuances.  If the Borrower fails on any Interest Payment Date to take all actions within its reasonable control to cause the delivery of the Interest Payment Securities required to be delivered on that date, and such failure is not cured within one (1) Trading Day following such Interest Payment Date (a “Share Delivery Failure”), no interest due under the Notes shall be reduced in respect of such Interest Payment Securities until such Interest Payment Securities are actually issued and, in addition to all other obligations under this Section 2.9, the Borrower shall be obligated to promptly pay to the Lenders, for each day that such Share Delivery Failure occurs, an amount equal to the Failure Amount.  As used herein, the “Failure Amount” shall be an amount equal to 5% of the dollar amount of interest payments due on the applicable Interest Payment Date.”

i. The Company and the Lenders hereby amend Section 5.3 of the Facility Agreement to add the following as the last sentence of Section 5.3:

Notwithstanding any provision to the contrary in the Transaction Documents, the issuance of any securities in connection with the 2013 Financing, including the issuance of any securities upon conversion or exercise of any securities issued in connection with the 2013 Financing, shall be disregarded as an issuance of shares of Common Stock for purposes of clause (D) of the definition of  “Major Transaction”, as defined in the Warrants, for all purposes of  this Agreement or any of the Transaction Documents.”

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Tengion, Inc.

By:	/s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer and VP Finance

Deerfield Special Situations Fund, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital LLC, General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

Deerfield Special Situations International Master Fund, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital LLC, General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

RA Capital Healthcare Fund, LP

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

Blackwell Partners, LLC

By:	/s/ Justin B. Nixon
Name: Justin B. Nixon
Title: Investment Manager, DUMAC, Inc.

By:	/s/ David R. Shumate
Name: David R. Shumate
Title: Executive Vice President, DUMAC, Inc.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Celgene Corporation

By:	/s/ Angus J. Grant
Name: Angus J. Grant
Title: Vice President, Business Development

Bay City Capital Fund V, L.P.

By: Bay City Capital Management V LLC, its General Partner

By: Bay City Capital LLC, its Manager

By:	/s/ Judy Koh
Name: Judy Koh
Title: Chief Financial Officer

Bay City Capital Fund V Co-Investment Fund, L.P.

By: Bay City Capital Management V LLC, its General Partner

By: Bay City Capital LLC, its Manager

By:	/s/ Judy Koh
Name: Judy Koh
Title: Chief Financial Officer

Dafna Lifescience LTD

By:	/s/ Nathan Fischel
Name: Nathan Fischel
Title: Managing Member

Dafna Lifescience Market Neutral LTD

By:	/s/ Nathan Fischel
Name: Nathan Fischel
Title: Managing Member

Dafna Lifescience Select LTD

By:	/s/ Nathan Fischel
Name: Nathan Fischel
Title: Managing Member

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

HealthCap IV L.P. By: HealthCap IV GP SA By: /s/ Peder Fredrikson Peder Fredrikson
HealthCap IV Bis L.P. By: HealthCap IV GP SA By: /s/ Peder Fredrikson Peder Fredrikson
HealthCap IV KB By: HealthCap IV GP AB By: /s/ Per Samuelsson Per Samuelson By: /s/ Jacob Gunterberg Jacob Gunterberg
OFCO Club IV By: Odlander, Fredrikson & Co. AB, as member and on behalf of all members, if any of OFCO Club IV By: /s/ Per Samuelsson Per Samuelson By: /s/ Jacob Gunterberg Jacob Gunterberg

Exhibit D
Form of Interest Warrant under Section 2.9(a)